Exhibit 99.1

Blue Nile Announces Third Quarter 2013 Financial Results

Third Quarter Sales Increased 10.1% to $98.9 million
Third Quarter Earnings Per Diluted Share Total $0.23
Third Quarter Earnings Per Diluted Share Includes Discrete Income Tax Benefits of $0.08
Company Announces a Renewal of its Stock Repurchase Program for $100 million Over Two Years

SEATTLE, October 31, 2013 -- Blue Nile, Inc. (Nasdaq: NILE), the leading online retailer of diamonds and fine jewelry, today reported financial results for its third quarter ended September 29, 2013.
Net sales increased 10.1% to $98.9 million for the third quarter ended September 29, 2013 compared to $89.8 million for the third quarter ended September 30, 2012. Operating income for the quarter totaled $2.5 million, representing an operating margin of 2.5% of net sales. Net income totaled $2.9 million, or $0.23 per diluted share.
Non-GAAP adjusted EBITDA for the quarter totaled $4.6 million. For the trailing twelve month period ended September 29, 2013, net cash provided by operating activities totaled $21.5 million compared to $25.6 million for the trailing twelve month period ended September 30, 2012. For the trailing twelve month period ended September 29, 2013, non-GAAP free cash flow totaled $17.0 million, as compared to $22.9 million for the trailing twelve month period ended September 30, 2012.
“These results demonstrate once again that our strategy is working. Our third quarter sales increase of 10.1% is on top of 19.8% in the prior year and is our sixth consecutive quarter of double digit growth,” said Harvey Kanter, President and Chief Executive Officer.  “For the upcoming holiday season, we are excited to feature a rich product assortment delivered through an enhanced user experience on the PC, tablet, and phone, and supported by our industry-leading customer service.”
Blue Nile’s Board of Directors authorized the renewal of the Company’s share repurchase program.  The Company is authorized to repurchase up to $100 million of its common stock over two years.  “The renewal of our repurchase program underscores our continued confidence in the strength of our business model and reflects our commitment to delivering value to our shareholders,” said Mr. Kanter.

Highlights

•	U.S. engagement net sales for the third quarter 2013 increased 7.1% to $57.9 million, compared to $54.1 million for the third quarter of 2012.

•	U.S. non-engagement net sales for the third quarter 2013 increased 9.6% to $23.9 million, compared to $21.8 million for the third quarter of 2012.

•
International net sales for the third quarter 2013 were $17.1 million, compared to $13.9 million for the third quarter 2012, an increase of 22.9%. Excluding the impact from changes in foreign exchange rates, international net sales increased 27.6%.

•	Gross profit for the third quarter 2013 totaled $18.7 million. As a percent of net sales, gross profit was 18.9% compared to 18.8% for the third quarter of 2012.

•
Selling, general and administrative expenses for the third quarter 2013 were $16.2 million, compared to $14.3 million in the third quarter of 2012. Selling, general and administrative expenses for the third quarter 2013 includes stock-based compensation expense of $1.2 million, compared to $1.3 million for the third quarter 2012.

•	Earnings per diluted share included stock-based compensation expense of $0.06 for the third quarter 2013 and for the third quarter 2012.

•	For the third quarter of 2013, net income included an income tax benefit of $1.1 million or $0.08 per diluted share resulting from certain discrete tax items.

•	At the end of the third quarter 2013, cash and cash equivalents totaled $47.9 million.

Financial Guidance
The following forward-looking statements reflect Blue Nile's expectations as of October 31, 2013. Actual results may be materially affected by many factors, such as consumer spending, economic conditions and the various factors detailed below.
Expectations for the fourth quarter of 2013 (Quarter Ending December 29, 2013):

•	Net sales are expected to be between $146 million and $161 million.

•	Earnings per diluted share are projected at $0.37 to $0.46.
Expectations for the fiscal year 2013 (Year Ending December 29, 2013):

•	Net sales are expected to be between $450 million and $465 million.

•	Earnings per diluted share are projected at $0.84 to $0.93.

Forward-Looking Statements
This press release contains forward-looking statements that include risks and uncertainties, including, without limitation, all statements related to future financial and business performance, market opportunity and plans to grow our business. Words such as "expect," "anticipate," "believe," "project," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to general economic conditions, consumer spending (particularly spending by high-end consumers), product assortment, our fluctuating operating results, currency fluctuations, seasonality in our business, our ability to acquire products on reasonable terms, our online business model, demand for our products, our ability to attract customers in a cost effective manner, the strength of our brand, competition, fraud, system interruptions, our ability to fulfill orders and other risks detailed in our filings with the Securities and Exchange Commission, including our quarterly reports on Form 10-Q and our Annual Report on Form 10-K for the year ended December 30, 2012. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 29, 2013, which we expect to file with the Securities and Exchange Commission on or before November 8, 2013. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Blue Nile undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.
Conference Call
Blue Nile will host a conference call to discuss its third quarter financial results today at 5:30 a.m. PT/8:30 a.m. ET. A live webcast of the conference call may be accessed at http://investor.bluenile.com. Following the completion of the call, a recorded replay of the webcast will be available for 30 days at the same Internet address. This call will contain forward-looking statements and other material information regarding Blue Nile's financial and operating results. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this release, related complementary information will be made available at http://investor.bluenile.com as soon as practicable after the conclusion of the conference call.
Non-GAAP Financial Measures

To supplement Blue Nile's consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), Blue Nile uses non-GAAP adjusted EBITDA and non-GAAP free cash flow as measures of certain components of financial performance. Blue Nile defines non-GAAP adjusted EBITDA as earnings before interest and other income, taxes, depreciation and amortization, adjusted to exclude the effects of stock-based compensation expense. Blue Nile defines non-GAAP free cash flow as net cash provided by (used in) operating activities less cash outflows for purchases of fixed assets, including internal-use software and website development. Blue Nile reports sales information in accordance with GAAP. Internally, management monitors its sales performance on a non-GAAP basis that eliminates the positive or negative effects that result from translating international sales into U.S. dollars (the "constant exchange rate basis"). Blue Nile's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by Blue Nile may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Blue Nile uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Blue Nile's management believes that non-GAAP adjusted EBITDA and non-GAAP free cash flow, as defined, as well as international sales on a constant exchange rate basis provide meaningful supplemental information to the company and to investors. Blue Nile believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Blue Nile and when planning and forecasting future periods. Further, management believes that the inclusion of the non-GAAP adjusted EBITDA and non-GAAP free cash flow calculations provide consistency in Blue Nile's financial reporting and comparability with similar companies in Blue Nile's industry. Management believes the constant exchange rate measurement provides a more representative assessment of the sales performance and provides better comparability between reporting periods.

A reconciliation of non-GAAP adjusted EBITDA to net income is as follows (in thousands):

	Quarter ended	Quarter ended
	September 29, 2013	September 30, 2012
Net income	$2,906	$1,741
Income tax (benefit) expense	(361)	961
Other income, net	(23)	(36)
Depreciation and amortization	795	852
Stock-based compensation	1,254	1,287
Non-GAAP adjusted EBITDA	$4,571	$4,805

	Year to date ended	Year to date ended
	September 29, 2013	September 30, 2012
Net income	$5,944	$3,473
Income tax expense	1,375	1,937
Other income, net	(227)	(201)
Depreciation and amortization	2,363	2,615
Stock-based compensation	3,705	3,741
Non-GAAP adjusted EBITDA	$13,160	$11,565

A reconciliation of differences of non-GAAP free cash flow from the comparable GAAP measure of net cash provided by (used in) operating activities is as follows (in thousands):

	Quarter ended	Quarter ended
	September 29, 2013	September 30, 2012
Net cash provided by operating activities	$199	$4,776
Purchases of fixed assets, including internal-use
software and website development	(1,908)	(600)
Non-GAAP free cash flow	$(1,709)	$4,176

	Twelve months ended	Twelve months ended
	September 29, 2013	September 30, 2012
Net cash provided by operating activities	$21,545	$25,631
Purchases of fixed assets, including internal-use
software and website development	(4,539)	(2,755)
Non-GAAP free cash flow	$17,006	$22,876

The following table reconciles year-over-year international net sales percentage increases (decreases) from the GAAP sales measures to the non-GAAP constant exchange rate basis:

Quarter ended September 29, 2013	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	22.9%	(4.7)%	27.6%
Quarter ended September 30, 2012	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	(3.3)%	(1.8)%	(1.5)%

Year to date ended September 29, 2013	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	22.3%	(2.4)%	24.7%
Year to date ended September 30, 2012	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	5.7%	(1.8)%	7.5%

About Blue Nile, Inc.
Blue Nile, Inc. is the leading online retailer of diamonds and fine jewelry. The Company delivers the ultimate customer experience, providing consumers with a superior way to buy engagement rings, wedding rings and fine jewelry. Blue Nile offers in-depth educational materials and unique online tools that place consumers in control of the jewelry shopping process. The Company has some of the highest quality standards in the industry and offers thousands of independently certified diamonds and fine jewelry at prices significantly below traditional retail. Blue Nile can be found online at www.bluenile.com. Blue Nile's shares are traded on the Nasdaq Stock Market LLC under the symbol NILE.

Contact:

Blue Nile, Inc.
Nancy Shipp, 206.388.3626 (Investors)
nancys@bluenile.com
or
Josh Holland, 206.336.6773 (Media)
joshh@bluenile.com

BLUE NILE, INC.
Condensed Consolidated Balance Sheets
(in thousands)

	September 29, 2013	December 30, 2012	September 30, 2012
	(unaudited)		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$47,930	$87,017	$30,237
Trade accounts receivable	2,513	2,578	2,237
Other accounts receivable	2,434	907	797
Inventories	30,934	33,270	28,916
Deferred income taxes	684	926	419
Prepaid income taxes	1,607	—	—
Prepaids and other current assets	1,239	1,229	1,291
Total current assets	87,341	125,927	63,897
Property and equipment, net	9,573	7,876	8,080
Intangible assets, net	152	195	210
Deferred income taxes	7,161	7,786	7,458
Note receivable	2,000	2,000	2,000
Other investments	2,280	2,000	2,000
Other assets	192	117	153
Total assets	$108,699	$145,901	$83,798
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$73,839	$116,209	$66,862
Accrued liabilities	7,228	12,439	5,936
Current portion of long-term financing obligation	61	60	60
Current portion of deferred rent	277	246	246
Total current liabilities	81,405	128,954	73,104
Long-term financing obligation, less current portion	580	625	640
Deferred rent, less current portion	2,287	2,188	2,236
Other long-term liabilities	67	25	—
Stockholders’ equity:
Common stock	21	21	21
Additional paid-in capital	210,865	197,282	195,947
Accumulated other comprehensive loss	(56)	(100)	(137)
Retained earnings	88,827	82,883	77,964
Treasury stock	(275,297)	(265,977)	(265,977)
Total stockholders’ equity	24,360	14,109	7,818
Total liabilities and stockholders’ equity	$108,699	$145,901	$83,798

BLUE NILE, INC.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Quarter ended		Year to date ended
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Net sales	$98,925	$89,830	$304,050	$263,914
Cost of sales	80,238	72,900	247,620	214,515
Gross profit	18,687	16,930	56,430	49,399
Selling, general and administrative expenses	16,165	14,264	49,338	44,190
Operating income	2,522	2,666	7,092	5,209
Other income, net
Interest income, net	20	20	84	105
Other income, net	3	16	143	96
Total other income, net	23	36	227	201
Income before income taxes	2,545	2,702	7,319	5,410
Income tax (benefit) expense	(361)	961	1,375	1,937
Net income	$2,906	$1,741	$5,944	$3,473
Basic net income per share	$0.23	$0.14	$0.48	$0.26
Diluted net income per share	$0.23	$0.14	$0.47	$0.25

Shares used for computation (in thousands):
Basic	12,431	12,677	12,441	13,439
Diluted	12,687	12,870	12,670	13,643

BLUE NILE, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Year to date ended
	September 29, 2013	September 30, 2012
Operating activities:
Net income	$5,944	$3,473
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,363	2,615
Loss on disposal of property and equipment	3	31
Stock-based compensation	3,765	3,831
Deferred income taxes	867	1,865
Tax deficiency from exercise of stock options	(147)	(2,556)
Excess tax benefit from exercise of stock options	(250)	(25)
Changes in assets and liabilities:
Receivables	115	2,147
Inventories	2,336	351
Prepaid federal income taxes	(1,607)	—
Prepaid expenses and other assets	(85)	(278)
Accounts payable	(42,146)	(28,881)
Accrued liabilities	(5,211)	(3,451)
Other long term liabilities	43	—
Deferred rent and other	130	(103)
Net cash used in operating activities	(33,880)	(20,981)
Investing activities:
Purchases of property and equipment	(4,109)	(2,095)
Purchases of other investments	(280)	(2,000)
Payments for note receivable	—	(2,000)
Net cash used in investing activities	(4,389)	(6,095)
Financing activities:
Repurchase of common stock	(9,320)	(38,850)
Proceeds from stock option exercises	8,269	6,803
Excess tax benefit from exercise of stock options	250	25
Principal payments under long-term financing obligation	(45)	(44)
Net cash used in financing activities	(846)	(32,066)

Effect of exchange rate changes on cash and cash equivalents	28	(12)

Net decrease in cash and cash equivalents	(39,087)	(59,154)

Cash and cash equivalents, beginning of period	87,017	89,391
Cash and cash equivalents, end of period	$47,930	$30,237

	Year to date ended
	September 29, 2013	September 30, 2012
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$4,965	$2,891
Non-cash investing and financing activities:
Receivable from stock option exercises	$1,578	$—